UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  March 22, 2019

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

(Address of principal executive offices, including zip code)

(303) 928-8599

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement

The disclosure under Item 3.02 hereof is incorporated herein by reference.

Item 3.02                   Unregistered Sales of Equity Securities

On March 28, 2019, General Moly, Inc. (the “Company”) executed a Securities Purchase Agreement (the “Purchase Agreement”) with Bruce D. Hansen, the Company’s Chief Executive Officer, and Robert I. Pennington, the Company’s Chief Operating Officer (collectively the “Investors”), effective as of March 21, 2019.  Pursuant to the Purchase Agreement, the Investors have agreed to  purchase up to $900,000 of convertible shares of Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company.

The Preferred Stock is being issued at a price of $100.00 per share, and each share of the Preferred Stock will be convertible at any time at the holder’s discretion into 370.37 shares of common stock of the Company.  The Preferred Stock carries a 5% annual dividend, which may be paid, in the Company’s sole discretion, in cash, additional shares of Preferred Stock or a combination thereof.  The Preferred Stock will vote together with the Company’s common stock as a single class on an as-converted basis.  The Preferred Stock is mandatorily redeemable at such time that the Company’s senior convertible promissory notes issued in December 2014 become due and payable in accordance with their terms, as such terms may be modified from time to time.

The Company may request up to three separate closings of sales of Preferred Stock to the Investors between the date of the Purchase Agreement and June 30, 2019.  Each closing may be in an amount up to $300,000 of Preferred Stock and must occur at least 30 days after the previous closing.  On March 28, 2019, the Company and the Investors completed the first closing of $300,000 of Preferred Stock, or 3,000 shares, as follows:

Investor Name	Number of Shares of Preferred Stock

Bruce D. Hansen	2,667

Robert I. Pennington	333

The offer, issuance and sale of the Preferred Stock is being made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. In accordance with the Company’s policies for approving related party transactions, this transaction was approved by the Audit Committee of the Company’s Board of Directors, as well as the disinterested members of the full Board of Directors.

The foregoing description of the Purchase Agreement does not purport and is not intended to be complete and is qualified in its entirety by reference to the full text of the

Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 22, 2019, the Company  filed a Certificate of Designations (the “Certificate of Designations”) to its Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.  The Certificate of Designations establishes the designations, preferences, powers and rights of the Preferred Stock.

A copy of the Certificate of Designations is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series A Preferred Stock.
10.1

Securities Purchase Agreement dated effective March 21, 2019, by and among General Moly, Inc. and each of the persons whose names are set forth on the Schedule of Investors attached thereto as Exhibit A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: March 28, 2019	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer